UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2013

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	0-8675	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Director. On February 26, 2013, the Board of the Registrant appointed Lawrence Washow as a member of the Board to fill the vacancy created by Arnold Donald’s resignation in January 2013. Mr. Washow was also appointed as a member of the Audit Committee of the Board. Mr. Washow is a board member and partner of Eudora Global, LLC and a board member, compensation committee chair and audit committee member of First Bauxite Corporation. Mr. Washow retired as the President and Chief Executive Officer of AMCOL International in December 2010 after serving in that role since 2000. A copy of the Registrant’s press release announcing Mr. Washow’s appointment is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being provided as part of this Current Report on Form 8-K:

Exhibit

Number	Description of Exhibits

99.1	Press Release of the Registrant, dated February 26, 2013 (announcing new director)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham Vice President and General Counsel

Date: February 26, 2013

Exhibit Index

Exhibit

Number	Description of Exhibits

99.1	Press Release of the Registrant, dated February 26, 2013 (announcing new director)